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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                 36-3145972
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(State of Incorporation or Organization)     (IRS Employer Identification no.)

   1585 Broadway, New York, New York                      10036
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(Address of Principal Executive Offices)                (Zip Code)

If this Form relates to the                If this Form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [x]                                   box. [ ]


Securities Act registration statement file number to which this form relates:
333-117752

Securities to be registered pursuant to Section 12(b) of the Act:



          Title of Each Class                   Name of Each Exchange on Which
          to be so Registered                   Each Class is to be Registered
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Global Medium-Term Notes, Series F, 9%          THE AMERICAN STOCK EXCHANGE LLC
SPARQS due January 30, 2006 (Mandatorily
Exchangeable for Shares of Common Stock
of Lyondell Chemical Company)


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                 (Title of Class



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     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is: "Global Medium-Term Notes, Series F, 9% Stock Participation Accreting Redemption Quarterly-pay Securities due January 30, 2006 (Mandatorily Exchangeable for Shares of Common Stock of Lyondell Chemical Company)" (the "SPARQS"). A description of the SPARQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-117752) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated November 10, 2004 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the SPARQS contained in the pricing supplement dated January 21, 2005 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the SPARQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the SPARQS.





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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Morgan Stanley
                                             (Registrant)


Date: January 21, 2005                      By: /s/ Martin M. Cohen
                                                --------------------------------
                                                Martin M. Cohen
                                                Assistant Secretary and Counsel


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                                INDEX TO EXHIBITS



Exhibit No.                                                       Page No.

4.1  Proposed form of Global Note evidencing the SPARQS.             A-1






                                   Page 4 of 4